Exhibit 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the Annual Report on Form 11-K of the Conexant Systems, Inc. Retirement Savings Plan (the “Plan”) for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, the Senior Vice President, Human Resources and the Senior Vice President and Chief Financial Officer of Conexant Systems, Inc., hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 23, 2004

/s/ Michael Vishny Michael Vishny Senior Vice President, Human Resources

/s/ Robert McMullan

Robert McMullan
Senior Vice President and
Chief Financial Officer